UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2010

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     This Current Report on Form 8-K/A (this “Amendment”) is being filed to include disclosures that amend and supplement those disclosures made by DigitalPost Interactive, Inc. (the “Company”) in its Current Report on Form 8-K (the “Original Form 8-K”) filed with the Securities and Exchange Commission on August 31, 2010. The financial statements and pro forma financial information described in Item 9.01 below should be read in conjunction with the Original Form 8-K and this Amendment.

Item 2.01- Completion of Acquisition or Disposition of Assets.

     On August 31, 2010, the Company completed the merger (the “Merger”) of our wholly owned subsidiary Rovion Acquisition, Inc., a Delaware corporation (“Merger Sub”) with and into Rovion, Inc., a Delaware corporation ("Rovion") whereby Rovion became our wholly-owned subsidiary. The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated August 4, 2010, by and among the Company, Rovion and Merger Sub.

     This Amendment amends the Original Form 8-K filed on August 31, 2010 to provide, as required by Items 9.01(a) and 9.01(b), the audited annual and unaudited interim financial statements of Rovion and the unaudited pro forma condensed consolidated financial information related to the Rovion acquisition.

Item 9.01—Financial Statements and Exhibits

99.01	Audited annual and unaudited interim financial statements of Rovion and the unaudited pro forma condensed consolidated financial information related to the Rovion acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer and Chairman

Date:       November 11, 2010